EXHIBIT 99.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

ASTRA ENERGY INC.

SUBSCRIPTION AGREEMENT

            I hereby agree to become a shareholder of Astra Energy Inc., a Nevada corporation (the “Company”), and to purchase the number of Units of the Company (the “Units”), as set forth above my signature hereto at a purchase price of $.50 per Unit. Each Unit purchase will include one Common Share and one full Warrant to buy an additional share in the company at a purchase price of $1.00 per Share. The Warrant must be exercised at the earlier of Two (2) years from the date of issuance, or within 30 days after the Company stock closes at or above $1.00 for five (5) consecutive trading days.

            Simultaneously with the execution and delivery hereof, I am transmitting a bank wire to the order of Astra Energy Inc., representing the payment for my agreed subscription. It is understood that this Subscription Agreement is not binding on the Company unless and until it is accepted by it, as evidenced by the execution indicated below.  I further understand that in the event this Subscription Agreement is not accepted as herein above set forth, then the funds transmitted herewith shall be returned and thereupon this Subscription Agreement shall be null and void.

            This Subscription Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada.

            I make the following representations and warranties:

1. I am a resident of the State/Province/Country of _____________________ ________

(Print name of state/province/country)

                                                (Initials)

2. I have been furnished with a copy of the definition of an “Accredited Investor” as set forth in Rule 501(a) of Regulation D.  I have reviewed that definition and do hereby specifically represent and warrant that I meet at least one of the definitions of accredited investor as set forth herein.

                                                (Initials)

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3. I UNDERSTAND THAT THE OPERATIONS IN WHICH THE COMPANY IS INVOLVED ENTAILS MATERIAL AMOUNTS OF RISK AND THAT THERE IS NO ASSURANCE THAT SUCH OPERATIONS WILL BE SUCCESSFUL.

________(Initials)

4. I have sufficient assets to easily pay my subscription to the Company and my subscription to the Company is not unreasonably large when compared with my total financial capability.

_________(Initials)

5. Unless indicated otherwise in the space below, all information that I have provided to the Company or its agents or representatives, concerning my status as an Accredited Investor is complete, accurate and correct as of the date of my signature on the last page of this Subscription Agreement. Such information includes, but is not limited to, information concerning my personal affairs, my net worth and financial position, my business position and the knowledge and experience of myself and my advisor(s) (if any).

 ________(Initials)

6. I have been provided with all materials information requested by either me, my counsel, or others representing me, through the date including any information requested to verify information furnished, and there has been direct communication between you and your representatives on the one hand, and me and my representatives and advisor(s) (if any) on the other in connection with the information supplied to me and otherwise requested and the terms of the transaction described therein.

________(Initials)

7. I am purchasing these Units for my own account and for investment purposes only, and have no present intention, agreement or arrangement of the distribution, transfer, assignment, resale or subdivision thereof. I understand that due to the restrictions on transfer set forth in the legend that will be placed on the Share certificates that these Shares must be held for a length of time. In addition, the time that I must hold the Shares before sale could be increased or decreased by the Securities and Exchange Commission or State Securities Division.

________(Initials)

8. I do not intend to divide my Units with others or to resell or otherwise dispose of all or any part of my Shares unless and until I determine, at some future date, that changed circumstances, not in contemplation at the time of this purchase, makes such disposition advisable.

 ________(Initials)

ASTRA ENERGY INC. SUBSCRIPTION AGREEMENT - 2

9. I am fully aware that the Shares subscribed for hereunder have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have been offered pursuant to the exemption from registration contained in Section 4(2) of said Act and Regulation D promulgated thereunder on the grounds that no public offering is involved, which reliance is based in part upon my representations set forth herein. I further understand and agree that the Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required.

 ________(Initials)

10. I have been provided with a copy of the Company’s audited financial statements as of the fiscal year end 2021 and have had an opportunity to review the financial statements and ask questions of management. I understand that previous operations and results are not indicative of future operations and results. I have not been promised future results by management of the Company.

________(Initials)

11.  I have been provided with a copy of a Warrant that sets for the terms of exercise.

 ________(Initials)

I hereby subscribe for _______________________ Units and herewith submit bank wire in the amount of _________________ for my subscription in accordance with the following bank wire instructions:

Bank Name:
Bank Address:

Swift BIC Code:
BMO Institution #:
Transit #:
Account #:
Beneficiary Account Name:
Beneficiary Account Address:

Correspondent Bank Name:
SWIFT BIC Code:
Fedwire ABA Routing #:
CHIPS UID:

ASTRA ENERGY INC. SUBSCRIPTION AGREEMENT - 3

IN WITNESS WHEREOF, I (we) have executed this Subscription Agreement this _____ day of ____________________, 2022.

Name (Please Print)	Name (If Purchase is in 2 names)

Signature	Signature

Social Security/Insurance or Employer Identification Number	Social Security/Insurance or Employer Identification Number

(Note: Subscribers must supply their principal residence address. Subscriptions cannot be accepted if this is not filled in.)

Principal Residence Address of Purchaser	Mailing Address (if different from principal residence)

Street Address	Mailing Address

City & State Zip Code	City & State Zip Code

This Subscription for _________ Units is hereby accepted this ____ day of _____________, 2022.

ASTRA ENERGY INC.

By: ________________________________

Its: Authorized Signatory

ASTRA ENERGY INC. SUBSCRIPTION AGREEMENT - 4

ASTRA ENERGY INC.

(The “Company”)

INVESTOR QUESTIONNAIRE

The purpose of this Statement is to obtain information relating to whether or not you are an accredited investor as defined in Securities and Exchange Regulation D as well as your knowledge and experience in financial and business matters and to your ability to bear the economic risks of an investment in the Company.

As used in Regulation D, the following terms shall have the meaning indicated:

a. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

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5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, not including the value of the person’s primary residence, and less the amount the debt on said primary residence exceeds its fair market value;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors.

1. Name, Home Address and Telephone Number:

______________________________________________

Name ________________________________________________________________________

Address

Telephone (_____) ______________________________

2. Residence

(a) If an individual, what is your principal place of residence?

__________________________________________________________________

__________________________________________________________________

(b) If not an individual:

(1) Where is your principal place of business?

____________________________________________________________

____________________________________________________________

(2) Where are your executive headquarters?

____________________________________________________________

____________________________________________________________

(3) If a partnership, in which states(s) does (do) each of your partners reside?

____________________________________________________________

____________________________________________________________

(4) If a corporation, what is your state of incorporation?

____________________________________________________________

____________________________________________________________

(5) If a trust, in which state(s) does (do) each of the beneficiaries reside?

____________________________________________________________

____________________________________________________________

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3. Business or occupation (including title):

________________________________________________________________________

________________________________________________________________________

4. Educational background (level, degrees completed):

________________________________________________________________________

5. Net Worth, Partners' Capital or Total Assets (check one):

_____ $5,000,000 or more

_____ $1,000,000-$5,000,000

_____ Less than $1,000,000

6. For individual or married persons only - Gross income for each of the last 2 years (check one):

_____ $300,000 or more

_____ $200,000 - $300,000

_____ Less than $200,000

Is this income amount combined with that of your spouse? Yes _____ No _____

Do you expect to reach the same level of income in the current year? Yes ___ No _____

7. In connection with my investment activities, I utilize the services of the following attorney, accountant or other advisor to assist me in analyzing investment opportunities:

(a) Name of advisor: __________________________________________________

(b) Position or occupation: ______________________________________________

(c) Business address: __________________________________________________

_________________________________________________________________

ASTRA ENERGY INC. SUBSCRIPTION AGREEMENT - 7

8. Personal data:

Age: _______________________

Marital Status: _______________

Number of dependents: ________

9. I am an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D. _______________ (Initials)

10. I have adequate means of providing my current needs, and possible personal contingencies, and have no need for liquidity in an investment in the Company. _______________ (Initials)

11. I, together with my advisors, have specific knowledge and experience in related financial and business matters so as to be capable of evaluating the relative economic and operational merits and risks of an investment in the stock. _______________ (Initials)

12. I hereby certify that I have answered the foregoing questions to the best of my knowledge and that my answers hereto are complete and accurate. _______________ (Initials)

Name (Please Print)

Signature	Date

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